Exhibit 4.4

                       RE: GRANT OF OPTIONS - 2003/1 PLAN

Dear :   ________

         We are pleased to grant you options ("Options") to purchase Ordinary Shares, nominal value NIS 1.00 each (the "Shares), of Tower Semiconductor Ltd. (the "Company"), pursuant to the Employee Share Option Plan 2003/1 of the Company, (the "Plan"), as of __________ (the "Date of Grant"), as follows:

         1.       Total Number of Options Granted     _________________________
         2.       Type of Option:
                                     |_|                        Option  intended to qualify as an  incentive
                                                                stock option  ("ISO")  within the meaning of
                                                                Section  422 of the  Internal  Revenue  Code
                                                                of 1986, as amended ("Code").

                                     |_|                        Option  not   intended   to  qualify  as  an
                                                                Incentive Stock Option ("NSO").

         3. The exercise price of the Options shall be $________ per Share.

         4.       The Options  are hereby  issued  (the  "Option  Award") to the
                  Trustee (as defined in the Plan) for your benefit, subject to the terms and conditions hereunder and the Plan which we have posted on our website. You are urged to review the Plan and shall be deemed to be fully aware of all the terms and conditions governing the Options set forth in the Plan. By your signature below, you agree to be bound by the terms and conditions of the Plan.

         5. Subject to the terms and conditions of the Plan and this letter, the Options granted pursuant to this letter shall become exercisable (vest) in accordance with the following schedule:

         (a) ________ of the Options shall vest 12 months from the Date of Grant;
         (b) ________ of the Options shall vest 24 months from the Date of Grant; and
         (c) ________ of the Options shall vest 36 months from the Date of Grant; and.
         (d) ________ of the Options shall vest 48 months from the Date of Grant.

         6. The above Options will vest and become exercisable only if on the date of vesting you are still employed by the Company. Vested Options may be exercised in whole or in part, at any time within a period of ten (10) years from the Date of Grant (the "Exercise Period"). Any Option not exercised within the Exercise Period shall lapse and become void and unexercisable. In addition, Options which are unvested at the time of termination of your employment with the Company will become void and unexercisable at the time of such termination. In addition, if your employment with the Company is terminated voluntarily by you or is terminated by the Company for any reason (other than as set forth in the Plan), vested Options can be exercised by you within sixty (60) days after your last day of employment with the Company. Thereafter, such options shall lapse and become void and unexercisable.

         7. The procedure for exercise of the Options shall be as detailed on our website. However, the Company may change the procedures for exercise of the Options at its discretion. The Company will notify you of any changes in the procedure.

8. Any tax consequences arising from the grant or exercise of any Option Award, from the payment for Shares covered thereby or from any other event or act (of the Company, its subsidiaries or you) hereunder, and commissions and other expenses relating thereto shall be borne solely by you. Furthermore, you shall agree to indemnify the Company and/or any of its subsidiaries and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to you. The Company and/or any of its subsidiaries and/or the Trustee may withhold any taxes, expenses and commissions from the exercise of the Options and/or the sale of the underlying Shares.

9. While we are not providing you any tax advice with respect to the grant of Options, we understand that :

         a. In the case of an ISO, the exercise of the Option, under current applicable law that is subject to change, will not be subject to U.S. federal income tax, although the excess, if any, of the Fair Market Value (as defined below) of the Shares on the date of exercise over their the Fair Market Value as defined below of the Shares on the date of grant will be included in computing the alternative minimum tax for federal income tax purposes and may subject you to the alternative minimum tax

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

in the year of  exercise

         b. The exercise of an NSO will be subject to U.S. federal income tax liability (at ordinary tax rates) upon the excess, if any, of the fair market value of the Shares on the date of exercise over their exercise price. If you are an employee or a former employee, we will be required to treat such excess as compensation income and withhold from your compensation or collect from you and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise. We may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

         c. In the case of an NSO, if Shares are held for at least one year after exercise, any gain realized on disposition of the Shares, i.e. the excess of the sale proceeds over the basis in the Shares (which will generally be equal to the the Fair Market Value of the Shares on the date of exercise), will be treated as long-term capital gain for U.S. federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and for at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for U.S. federal income tax purposes. If Shares purchased under an ISO are disposed of within one year after exercise or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares and the exercise price. Any additional gain will be taxed as capital gain

         D. In the case of an ISO, if a Grantee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, such Grantee shall immediately notify the Company in writing of such disposition. You agree that you may be subject to income tax withholding by the Company or the Subsidiary on the compensation income recognized by you.

         e. In the case of an ISO, the Option shall not be considered an ISO to the extent that the aggregate Fair Market Value (determined at the time each ISO is granted) of the Shares with respect to which Options designated as ISOs are exercisable for the first time by you during any calendar year exceeds $100,000; such Options shall be treated as NSOs. Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. For the purposes of this letter, "Fair Market Value" means the last reported sales price of the Company's Shares as reported by NASDAQ or the principal national securities exchange upon which the Company's Shares are listed or traded before the Date of Grant.

         f. You are hereby informed that other and/or additional tax consequences may be applicable to you with respect to the particular circumstances relating to the grant or exercise of any Option Award or from the payment for Shares covered thereby or from a change in your residence or from any other event or act under applicable law, and the above provisions are not a comprehensive description of all tax law provisions which may apply to you and do not replace professional tax advice in these matters.


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

         10. The Options pursuant to this letter will be issued once you sign and return to the Company: (I) this letter and (II) any other form which is required under applicable law and which will be provided to you by the Company. The forms referred to above must reach the Human Resources Manager only, no later than ________ on 15:00. No options will be granted to you if the forms are not returned by such date. If you are unable to return the forms by such date, you may contact the CFO or VP, Human Resources of the Company, who is authorized, at his/her discretion, to extend such date, but in any event no later than
         ________.

11. All notices, consents and other communications under this Agreement shall be sent in writing and shall be deemed to have been given when (a) delivered by hand, (b) mailed by certified or registered mail, return receipt requested or express delivery service, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express service, in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate as to itself by notice to the other parties).

                  (a) If to you, at your address listed beneath your signature below;

                  (b) If to the Company: Human Resources Department, Tower Semiconductor, P.O. Box 619, Migdal Ha'emek, Israel;

                  (c)  If  with   respect   to   Option   exercise   procedures:
         BENEFIT@MYBENEFIT.CO.IL or facsimile no.: 972-9-766-5080.


                                                      Sincerely,

                                            Tower Semiconductor Limited



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




                  I HEREBY  ACKNOWLEDGE  THAT A COPY OF THE PLAN HAS BEEN POSTED
         ON THE COMPANY'S WEBSITE AND REPRESENT THAT I AM FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, AND HEREBY ACCEPT THIS OPTION SUBJECT TO ALL OF THE TERMS AND PROVISIONS THEREOF. I FURTHER ACKNOWLEDGE THAT I AM AWARE THAT (I) THE COMPANY INTENDS TO ISSUE ADDITIONAL SHARES AND OPTIONS IN THE FUTURE TO VARIOUS ENTITIES AND INDIVIDUALS, AS THE COMPANY IN ITS SOLE DISCRETION SHALL DETERMINE; AND (II) THE COMPANY MAY INCREASE ITS SHARE CAPITAL BY NEW SECURITIES IN SUCH AMOUNT AS IT FINDS EXPEDIENT; AND I HEREBY WAIVE ANY CLAIM I MIGHT OR MAY HAVE REGARDING SUCH ISSUANCE OR INCREASE. I HAVE REVIEWED THE PLAN AND THIS OPTION IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS OPTION AND FULLY UNDERSTAND ALL PROVISIONS OF THE OPTION. I HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE BOARD OF DIRECTORS UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS OPTION. I FURTHER AGREE TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE ADDRESS INDICATED BELOW.




Name of Employee: ___________                             Date: _____________

Employee signature: _____________________

Employee Social Security number: ___________________

Employee address:   _____________________


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